As filed with the Securities and Exchange Commission on October 3, 1995
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                              SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D.C.  20549

                                           FORM S-8
                                    REGISTRATION STATEMENT
                                             UNDER
                                  THE SECURITIES ACT OF 1933

                                     KESTREL ENERGY, INC.
                    (Exact name of Registrant as specified in its charter)

             Colorado                                    84-0772451
      (State of Incorporation)                    (I.R.S. Employer ID No.)


                      999 18th Street, Suite 1100, Denver, Colorado 80202
                                (Address of Principal Offices)


                                                        Kestrel Energy, Inc.
             Kestrel Energy, Inc.                       Amended and Restated
      Nonqualified Stock Option Plan              Incentive Stock Option Plan

                                   (Full Title of the Plans)

                                       Timothy L. Hoops
                                           President
                                     Kestrel Energy, Inc.
                                  999 18th Street, Suite 1100
                                    Denver, Colorado 80202
                                        (303) 295-1939
                   (Name, address and telephone number of Agent for Service)

                                CALCULATION OF REGISTRATION FEE

Title of                        Proposed           Proposed Max.
Securities         Amount       Max. Off.          Aggregate       Amount of
to be              to be          Price            Offering      Registration
Registered       Registered     Per Share(2)       Price(2)          Fee

Common Stock
No Par Value(1)    536,000      $3.875             $1,626,491     $560.86

(1) Options granted under the Registrant's Nonqualified Stock Option Plan and Amended and Restated Incentive Stock Option Plan. The option price for shares acquired pursuant to the exercise of any option, is determined by the Compensation Committee of the Board of Directors of the Registrant at the time of the grant of the option. Such option price for Incentive Stock Options may not be less than 100% of the fair market value of the Registrant's Common Stock on the day of the grant. Such option price for Nonqualified Stock Options may be less than the market price of the Registrant's Common Stock on the day of the grant, but in no event shall the option price be less than fifty percent (50%) of the fair market value of the shares.

(2) The price is set forth solely for the purpose of calculating the fee and is based on the actual exercise price per share for 315,250 previously granted options for a total of $771,085, and $3.875 per share, which is the last price reported to the National Association of Securities Dealers Automated Quotation System on September 28, 1995, for a total of $855,406 for the remaining 220,750 shares.


                                            PART I
                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information.

             The documents containing the information specified in this
Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.      Registrant Information and Employee Plan Annual Information

             The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                            PART II
                      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

             The Registrant incorporates the following documents filed with the Commission by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, filed September 28, 1995.

      (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (the "Exchange Act") since the end of its fiscal year covered by the Annual Report referred to in (1) above.

      (c) The section entitled "Description of Securities to be Registered" contained in the Registrant's registration statement on Form 8A, File No. 0-9261, filed on May 2, 1980 pursuant to
             Section 12(g) of the Exchange Act, as amended by Registrant's Form S-3, File No. 33-89716, declared effective on May 12, 1995.

      All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.      Description of Securities.

             Not Applicable

Item 5.      Interests of Named Experts and Counsel.

             The validity of the Common Stock offered hereby has been passed upon by Gorsuch Kirgis L.L.C., 1401 Seventeenth Street, Suite 1100,
Denver, Colorado 80202, counsel to the Registrant.

Item 6.      Indemnification of Officers and Directors.

             The Registrant's Articles of Incorporation and Bylaws and the laws of the State of Colorado provide for indemnification of officers and directors of the Registrant who are indemnified generally against liability and expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, that, in the case of their official capacity with the Company, they reasonably believed that their conduct was in the Company's best interests or, in all other cases, that their conduct was at least not opposed to the Company's best interest, and, in any criminal matter, that they had reasonable cause to believe that their conduct was not unlawful.

Item 7.      Exemption from Registration Claimed.

             Not Applicable

Item 8.      Exhibits.

      4.1 Amended and Restated Articles of Incorporation (Incorporated by reference from Exhibit 3.1 of the Registrant's Annual Report on Form 10-K the fiscal year ended June 30, 1994 filed October 11, 1994, as amended by Form 10-K/A, filed April 12, 1995.)

      4.2 Bylaws (Incorporated by reference from Exhibit 3.2 of the Registrant's Form 10-K the fiscal year ended June 30, 1994 filed October 11, 1994, as amended by Form 10-K/A, filed April 12, 1995.)

      4.3a Kestrel Energy, Inc. Nonqualified Stock Option Plan, as amended on March 14, 1995, (incorporated by reference from Exhibit 10.8 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 filed September 28, 1995.)

      4.3b Kestrel Energy, Inc. Amended and Restated Incentive Stock Option Plan, as amended on March 14, 1995, (incorporated by reference from Exhibit 10.7 of the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 filed September 28, 1995.)

      5.1 Opinion of Gorsuch Kirgis L.L.C. regarding legality of shares being issued.

      23.1   Consent of KPMG Peat Marwick LLP

      23.2   Consent of Gorsuch Kirgis L.L.C.  (See 5.1).

Item 9.      Undertakings.

             (a)   The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                         i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                         ii)   To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         iii)  To include any material information with respect
to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 29th day of September, 1995.

(Registrant)                          KESTREL ENERGY, INC.
By (Signature)                        /s/ Timothy L. Hoops
(Name and Title)                      Timothy L. Hoops, President and
                                      Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


      SIGNATURE          TITLE                    DATE

/s/ Timothy L. Hoops                  President,          September 29, 1995
(Name)Timtohy L. Hoop          Chief Executive Officer,
                            Principal Executive Officer
                                    and Director


                               Chairman of the Board
(Name) Robert J. Pett


/s/Mark A. Boatright           Vice President-Finance,    September 29, 1995
(Name)Mark A. Boatright        Chief Financial Officer,
                               Principal Financial and
                                 Accounting Officer
                                   and Director


/s/Kenneth W. Nickerson               Director            September 29, 1995
(Name)Kenneth W. Nickerson


                             Vice President-International
(Name)John T. Kopcheff               and Director         September 29, 1995


                                         EXHIBIT INDEX


      4.1 Amended and Restated Articles of Incorporation, (incorporated by reference from Exhibit 3.1 of the Registrant's Form 10-K for the fiscal year ended June 30, 1994 filed October 11, 1994, as amended by Form 10-K/A, filed April 12, 1995.)

      4.2 Bylaws (incorporated by reference from Exhibit 3.2 of the Registrant's Form 10-K for the fiscal year ended June 30, 1994 filed October 11, 1994, as amended by Form 10-K/A, filed
             April 12, 1995.)

      4.3a Kestrel Energy, Inc. Nonqualified Stock Option Plan, as amended March 14, 1995, (incorporated by referenced from Exhibit 10.8 of the Registrant's Form 10-K for the fiscal year ended June 30, 1995 filed September 28, 1995.)

      4.3b Kestrel Energy, Inc. Amended and Restated Incentive Stock Option Plan, as amended on March 14, 1995, (incorporated by referenced from Exhibit 10.7 of the Registrant's Form 10-K for the fiscal year ended June 30, 1995 filed September 28, 1995.)

      5.1 Opinion of Gorsuch Kirgis L.L.C. regarding legality of shares being issued.

      23.1   Consent of KPMG Peat Marwick LLP

      23.2   Consent of Gorsuch Kirgis L.L.C.  (See 5.1).